Exhibit 99.2

Link to searchable text of Slide Shown above

Link to searchable text of Slide Shown above

PhotoMedex

Surgical Laser Technologies

ProCyte Corporation

Financial History

$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$(20,000)
Dollars

	2000	2001	2002	2003	2004	2005
Revenues	$969	$4,730	$3,274	$14,319	$17,745	$28,385
Adjusted Net	$(10,803)	$(10,660)	$(6,744)	$(4,889)	$(2,654)	$(132)
Non-Cash Chgs	$(2,589)	$(5,231)	$(2,328)	$(2,554)	$(2,330)	$(3,804)
Net	$(13,392)	$(15,891)	$(9,072)	$(7,443)	$(4,984)	$(3,936)

Year

Link to searchable text of Slide Shown above

Laser Placements:
Good Reimb
Moderate Reimb
Weak Reimb
BRITISH COLUMBIA
ALBERTA
SASKATCHEWAN
MANITOBA
CANADA
ONTARIO
QUÉBEC
Montréal
Ottawa
Toronto
WASHINGTON
MONTANA
NORTH DAKOTA
MINNESOTA
OREGON
IDAHO
SOUTH DAKOTA
WISCONSIN
MICHIGAN
WYOMING
NEW YORK
NEBRASKA
NEVADA
PENNSYLVANIA
Philadelphia
UNITED STATES
UTAH
COLORADO
CALIFORNIA
KANSAS
MISSOURI
INDIANA
VIRGINIA
W. VA.
KENTUCKY
TENN.
Los Angeles
San Diego
ARIZONA
Phoenix
NEW MEXICO
OKLAHOMA
ARKANSAS
S.C.
GEORGIA
ALABAMA
MISSISSIPPI
Dallas
TEXAS
LOUISIANA
FLORIDA
Houston
San Antonio
MEXICO
Gulf of Mexico
Monterrey
Nassau
Havana
CUBA
Caribbean Sea

Link to searchable text of Slide Shown above

Link to searchable text of Slide Shown above

Exhibit 99.2

PhotoMedex, Inc.

Investor Quarterly Call

For the quarter and year ended
December 31, 2005

[LOGO OF PhotoMedex]

“Safe Harbor”

This presentation contains forward-looking statements that involve risks and uncertainties.  In such instances, the actual results could differ materially as a result of a variety of factors including failure to obtain regulatory approvals which could have material adverse effects on the Company’s business, competition developments which could hinder the company’s ability to compete effectively and other risk factors listed from time to time in the Company’s reports to the Securities and Exchange Commission.

Impact of Reimbursement & Marketing on Treatments by Region:

Comparative Analysis

For the period ending December 31, 2005

Domestic XTRAC Installed Base:

	NY	OH	BW/Va	MI	All Other Green States	All Other Red States	Total

Q2 XTRAC Laser Systems	27	9	14	12	62	83	207

Q3 XTRAC Laser Systems	27	11	18	14	71	81	222

Q4 XTRAC Laser Systems	28	13	18	15	82	84	240

Q2 XTRAC laser systems - Same Store Analysis

          (Compare Performance of Q2 laser units in Q3 & Q4)

Revenue in Q3	$136,143	$30,050	$88,600	$44,300	$329,700	$193,575	$822,368
Revenue in Q4	$180,360	$56,400	$90,575	$80,453	$295,700	$166,350	$869,838

Percent Change	32.5%	87.7%	2.2%	81.6%	-10.3%	-14.1%	5.8%

Revenue for Q3 + Q4 New Placements:

Revenue in Q3	$—	$16,400	$26,750	$8,200	$42,750	$—	$94,100

Revenue in Q4	$8,200	$18,550	$9,250	$28,100	$67,350	$18,550	$150,000

Investor Conference Call dated March 2, 2006